Exhibit 10.1

AGGREGATE EXCESS OF LOSS
REINSURANCE AGREEMENT

between

COAST NATIONAL INSURANCE COMPANY
SECURITY NATIONAL INSURANCE COMPANY

and

INTER-OCEAN REINSURANCE (IRELAND) LIMITED

AGGREGATE EXCESS OF  LOSS REINSURANCE AGREEMENT

(hereinafter referred to as “Agreement”)

This Agreement is made and entered into by and between COAST NATIONAL INSURANCE COMPANY, a California corporation, and SECURITY NATIONAL INSURANCE COMPANY, a Florida corporation (hereinafter collectively referred to as “Company”) and INTER-OCEAN REINSURANCE (IRELAND) LIMITED, Dublin, Ireland (hereinafter referred to as “Reinsurer”).

WITNESSETH:

The Reinsurer hereby reinsures the Company to the extent and on the terms and conditions and subject to the exceptions, exclusions and limitations hereinafter set forth and nothing hereinafter shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third parties or any persons not parties to this Agreement.

ARTICLE I - PARTIES TO THIS AGREEMENT

A.This Agreement is solely between the Company and the Reinsurer.  When more than one reinsured is named as a party to this Agreement, the first reinsured company named shall be the agent of the other reinsured companies as to all matters pertaining to this Agreement.  Any payments by the Reinsurer to any of the parties comprising the Company shall constitute payment due from the Reinsurer to the Company under this Agreement.

B.                                     The retention of the Company and the liability of the Reinsurer and all other benefits accruing to the Company as provided in this Agreement or any amendments hereto, shall apply to the reinsured companies comprising the Company as a group and not separately to each of the reinsured companies named in this Agreement.

C.                                     Performance of the obligations of each party to this Agreement shall be rendered solely to the other party; however, if the Company becomes insolvent, the liability of the Reinsurer shall be modified to the extent set forth in the INSOLVENCY CLAUSE Article.

ARTICLE II - BUSINESS REINSURED

A.                                   Subject to the terms, conditions, exclusions and limitations hereafter set forth, the Reinsurer shall indemnify the Company for Ultimate Net Loss amounts incurred by the Company under Policies issued or renewed during the Term of this Agreement, in respect of each Covered Underwriting Year and classified by the Company as Automobile Liability and Physical Damage business.

B.                                     This Agreement does not cover business written by any companies or entities acquired by, or merged with, the Company prior to or subsequent to the effective date of this Agreement, unless there is mutual written agreement between the Company and the Reinsurer to include such business under this Agreement.

ARTICLE III — COMMENCEMENT AND TERMINATION

A.                                   This Agreement shall take effect as of 12:01 a.m., Eastern Standard Time, January 1, 2001 and shall continue in full force and effect until 11:59 p.m., Eastern Standard Time, December 31, 2003.

B.                                     Notwithstanding the expiration of this Agreement, this Agreement shall continue to apply to all unfinished business hereunder to the end that all obligations and liabilities incurred by each party hereunder prior to such expiration are fully performed and discharged or are otherwise commuted as provided in the COMMUTATION Article.

ARTICLE IV - TERRITORY

The Reinsurer’s liability shall be limited to losses occurring within the territorial limits covered by the Policies reinsured hereunder.

ARTICLE V - EXCLUSIONS

This Agreement does not apply to and specifically excludes:

1.                                       Business derived from any Pool, Association, Syndicate, Exchange, Plan, Fund or other facility directly as a member, subscriber or participant, or indirectly by way of reinsurance or assessments except, this exclusion shall not apply to the Company’s participation in any residual market mechanisms, including but not limited to Assigned Risk Plans, and Joint Underwriting Associations.

2.                                       Liability of the Company arising from its participation or membership, whether voluntary or involuntary, in any insolvency fund, including any guarantee fund, association, pool, plan or other facility which provides for the assessment of, payment by, or assumption by the Company of a part or the whole of any claim, debt, charge, fee or other obligations of an insurer, or its successors or assigns, which has been declared insolvent by any authority having jurisdiction.

3.                                       Liability excluded by the provisions of the following clauses attached hereto.  The word “Reassured” used therein means “Company.”

Nuclear Incident Exclusion Clause Liability - Reinsurance - No. 1B

Nuclear Incident Exclusion Clauses - Physical Damage - Reinsurance - No. 2

Nuclear Incident Exclusion Clause - Reinsurance - No. 4

4.                                       War risk, bombardment, invasion, insurrection, rebellion, revolution, military or usurped power, or confiscation by order of any government or public authority, as excluded under a standard policy containing a standard war exclusion clause.

5.                                       Financial Guarantees or Financial Insurance (including residual value or similar types of coverage), and Insolvency and Credit Insurance business.

6.                                       Policies issued by the Company to insurance or reinsurance companies (each hereafter referred to as “insurer”) which provides insurance against liability of the insurer for any damages resulting from alleged or actual tortious conduct by the insurer in the handling of claims made against any of its policyholders or in the handling of any other business matters with any of its policyholders.

7.                                       All liability beyond circumscribed policy provisions, including but not limited to punitive, exemplary or consequential damages or compensatory damages, any expenses related thereto, resulting from a claim of an insured or assignee against the Company. However, this exclusion shall not apply to liabilities reinsured hereunder as provided under the EXTRA CONTRACTUAL OBLIGATIONS AND EXCESS JUDGMENT Article.

8.                                       “Pollution”, “pollutants”, “pollution clean up and removal” or “debris removal” liabilities arising out of the Company’s Policies except to the extent that such liabilities are covered and defined under the current standard policy forms issued by Insurance Services Office, Inc. for each type of policy written by the Company and otherwise reinsured under this Agreement.

9.                                       Vehicles used for racing.

10.                                 Liability for vehicles leased or rented to others, including but not limited to insureds primarily engaged in the business of renting or leasing vehicles. This exclusion does not apply to any leased vehicles insured by the Company in accordance with its underwriting guidelines.

11.                                 Ambulances in municipalities with a population of 25,000 or more, except when used as funeral cars.

12.                                 Fire trucks and police emergency trucks in municipalities with a population of 25,000 or more.

13.                                 All vehicles classified as “public automobiles” except limousines and vehicles used as school or church buses.

14.                                 Vehicles used by truckers operating regularly or frequently beyond a 200 mile radius.

15.                                 Newspaper delivery in towns of with a population of 100,000 or more.

16.                                 Vehicles engaged in the transportation and distribution of fireworks, fuses, nitroglycerine, explosives, ammunition, ammonium nitrate, natural or artificial fuel gas, butane, propane or liquefied petroleum gases or gasoline.

17.                                 As respects Recreational and Unlicensed Motor Vehicles:

(a)                                  are involved in the organized racing or speed contest of any unlicensed vehicle; or

(b)                                 own a three-wheel recreational vehicle.

18.                                 All risks, lines or classes of business, perils and exposures specifically excluded under inuring reinsurance and/or Policies reinsured hereunder.

19.                                 Declaratory Judgment Expenses.

ARTICLE VI - REINSURANCE LIMITS

Retention

A.                                   The Reinsurer shall not be liable for Ultimate Net Losses hereunder until Company’s Underwriting Year Loss and LAE Ratio exceeds the amounts set forth herein (“Retention”).  As respects Covered Underwriting Year 2001, the Retention shall be 64.9%.

B.                                     As respects Covered Underwriting Years 2002 and 2003, the Retention shall be determined and mutually agreed to by the parties hereto by February 28th of the Covered Underwriting Year and shall be equal to the sum of the Company’s mutually agreed Business Plan Underwriting Year Loss and LAE Ratio plus 1.50%.  The Company shall deliver to the Reinsurer the Underwriting Year Business Plan Document, as described under Paragraph A of the WARRANTY Article, including its projected Business Plan Underwriting Year Loss and LAE Ratio to the Reinsurer by January 31st  of the Covered Underwriting Year.

C.                                     In the event that the parties hereto are unable to mutually agree upon the Retention by the later of February 28th, or February 28th plus the number of business days utilized, if any, under the “Extended Delivery Period” as described under paragraph C of the Warranty Clause, of the Covered Underwriting Year, the projected Underwriting Year Loss and LAE Ratio shall be determined by an independent, nationally known actuarial firm mutually acceptable to the Company and the Reinsurer (which neither party shall unreasonably withhold from the other).  The cost of the actuarial work shall be borne equally by both parties to the Agreement.

Reinsurance Limits

The Reinsurer shall then be liable for Ultimate Net Losses in excess of the Retention, however, the Reinsurer’s maximum limit of liability as respects each Covered Underwriting Year shall be subject to the Covered Underwriting Year Limits and Aggregate Limits set forth below:

Underwriting Year	Covered Underwriting Year Limit	Aggregate Limit
2001	$12,175,000	$12,175,000
2002	$12,175,000	$24,350,000
2003	$12,175,000	$24,350,000

ARTICLE VII – CO-REINSURANCE

A.                                   For each Covered Underwriting Year, the Company shall retain net and unreinsured for its own account the following Ultimate Net Loss amounts (hereinafter Company’s Co-Reinsurance Participation):

1.               10% of:

a)                                      The lesser of 72.00% or the Covered Underwriting Year Loss and LAE Ratio, less

b)                                     The Covered Underwriting Year Retention, multiplied by

c)                                      The Covered Underwriting Year NWP, plus

2.               If the Covered Underwriting Year Loss and LAE Ratio exceeds 72.00%, 50% of:

a)                                      The Covered Underwriting Year Loss and LAE Ratio, less

b)                                     72.00%, multiplied by

c)                                      The Covered Underwriting Year NWP.

B.                                     For Covered Underwriting Years 2002 and 2003, the Company’s Co-Reinsurance Participation percentage under Paragraph 2 above may be amended so as to remain in accordance with the terms and conditions of reinsurances that inure to this Agreement, however, for Covered Underwriting Year 2002 the Company’s Co-Reinsurance Participation percentage under Paragraph 2 above shall be subject to a minimum of 25%, and for Covered Underwriting Year 2003 the Company’s Co-Reinsurance Participation percentage under Paragraph 2 above shall be subject to a minimum of 10%.

C.                                     It is understood and agreed that the resulting dollar amount to which the Company’s Co-Reinsurance Participation will be applied under Paragraph 1 and Paragraph 2 above will be determined for each Covered Underwriting Year subsequent to the determination of the Retention for each Covered Underwriting Year.

ARTICLE VIII - DEFINITIONS

A.                                   “Covered Underwriting Year” shall mean the 12 month period beginning January 1st through and including December 31st, with the 1st Covered Underwriting Year being from January 1, 2001 through December 31, 2001 and each 12 month period thereafter shall be a separate Covered Underwriting Year.

B.                                     The “Underwriting Year Loss and LAE Ratio” shall be determined by dividing the Company’s “Ultimate Net Loss” for the Covered Underwriting Year by the Company’s “Net Written Premium” for the Covered Underwriting Year.

C.                                     “LAE” (“Loss Adjustment Expenses”) shall mean all expenses incurred by the Company in the investigation, appraisal, adjustment, settlement or defense of specific claims covered under Policies of the Company reinsured hereunder (including salaries and expenses of in house counsel(s) while involved in controlling and/or handling of a covered claim associated therewith), but not including office expenses of the Company, salaries and expenses of its officials and employees, or any other expenses not allocable to specific claims covered under the Policies that are reinsured under this Agreement.

D.                                    “IBNR” (“Incurred But Not Reported”) as used herein shall refer to that amount of reserves for outstanding losses and LAE arising from covered losses that have already occurred during the term of this Agreement but have not yet been reported to the Company as claims recoverable under policies reinsured hereunder.  Such amounts shall contemplate the ultimate valuation of such losses and LAE.

E.                                      “Net Written Premium” for the respective Covered Underwriting Year shall mean the direct written premium less cancellations and returns and less premiums paid in respect of all other inuring reinsurances.  Net Written Premium shall be gross of Premiums to this Agreement.

F.                                      “Policy” or “Policies” shall mean the Company’s binders, contracts and Policies providing insurance on the risks reinsured under this Agreement.

G.                                     “Ultimate Net Loss” is defined as the aggregate sum of amounts paid by the Company in settlement of losses, including Loss Adjustment Expenses (LAE), Extra Contractual Obligations and Excess Judgements awards, plus reserves for outstanding losses and LAE, including reserves for incurred but not reported claims, all as respects covered losses for which the Company is liable to pay under the Policies reinsured hereunder net after all inuring reinsurance, whether collectible or not for any reason including, but not limited to, novations and rescission, and all salvages and recoveries.  In the event of the insolvency of the Company, “Ultimate Net Loss” shall be as otherwise defined herein except it shall include the sum or sums which the Company has incurred for which it is liable instead of the sum or sums paid by the Company for which it is liable, and payment by the Reinsurer shall be made to the liquidator, receiver, or statutory successor of the Company in accordance with the INSOLVENCY CLAUSE Article.

ARTICLE IX – INURING REINSURANCE

A.                                   For the purpose of determining the Ultimate Net Loss recoverable under this Agreement, it is hereby agreed that all underlying reinsurances in effect as of the inception date of this Agreement shall at all times during the currency of this Agreement be deemed in place and in full effect whether purchased or not, whether fully subscribed or not, whether collectible or not, for any reason including, inter alia, insolvency, dispute, rescission, statute, or ruling court of law.

B.                                     It is agreed and understood that the underlying term Quota Share reinsurance underwritten by Overseas Partners Re Ltd. shall be deemed in place and in full in effect as of the inception date of this Agreement through and including December 31, 2002.

ARTICLE X - EXTRA CONTRACTUAL OBLIGATIONS AND EXCESS JUDGMENTS

A.                                   This Agreement shall indemnify the Company, within the limits of this Agreement, for Extra Contractual Obligations and/or Excess Judgments awarded by a court of competent jurisdiction against the Company that arise from Policies that are reinsured hereunder.  Such Extra Contractual Obligations and/or Excess Judgments shall be part of and not in addition to, amounts recoverable hereunder.  Moreover, the total amount of Extra Contractual Obligations and/or Excess Judgments recoverable hereunder (whether arising separately or in combination) shall be limited as follows:

•                  75% of $250,000 per occurrence,

•                  $1,000,000 per Covered Underwriting Year,

•                  $3,000,000 for the Term of this Agreement.

B.                                     “Extra Contractual Obligations” are defined as damages paid by the Company that are not covered under any other provision of this Agreement, including legal costs and expenses in connection therewith, that arise as a result of the Company’s handling of any claim on the Policy reinsured hereunder, such liabilities arising because of, but not limited to, the following:  failure by the Company to settle within the policy limit, or by reason of alleged or actual negligence or bad faith or alleged fraud in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

C.                                     “Excess Judgments” are defined as those damages paid by the Company which amounts are in excess of its policy limits, but otherwise within the coverage terms of the Policy reinsured hereunder, including legal costs and expenses in connection therewith, as a result of an action against it by its insured or its insured’s assignee to recover damages awarded by a court of competent jurisdiction to a third party claimant, arising out of, but not limited to, the Company’s alleged or actual negligence or bad faith or alleged fraud in rejecting a settlement, in discharging its duty to defend, in preparing the defense in an action against its insured or discharging its duty to prepare or prosecute an appeal consequent upon such action.

D.                                    The date on which an Extra Contractual Obligation and/or an Excess Judgment award is incurred by the Company shall be deemed, in all circumstances, to have arisen on the same date as the original loss occurrence that gave rise to the Extra Contractual Obligation and/or an Excess Judgment.

E.                                      However, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company or any other employee of the Company with claims settlement authority acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

F.                                      Recoveries, collectibles or retentions from any form of insurance and/or reinsurance, including but not limited to, deductibles or self-insured retentions, that protect the Company against claims that are the subject matter of this clause, will inure to the benefit of the Reinsurer and shall be deducted from the total amount of Extra Contractual Obligation and/or Excess Judgment award for purposes of determining the amount recoverable hereunder, whether collectible or not.

G.                                     If any provision of this Article shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Agreement or the enforceability of such provision in any other jurisdiction.

ARTICLE XI - REINSURANCE PREMIUM

A “Minimum and Deposit Premium” of $2,842,000 shall be payable by the Company to the Reinsurer for each Covered Underwriting Year. The Minimum and Deposit Premium shall be payable in equal quarterly installments of $710,500 at January 1st, April 1st, July 1st and October 1st of each Covered Underwriting Year. The Minimum and Deposit Premium shall be adjusted annually, in accordance with the REPORTS AND SETTLEMENTS Article, at a rate of 2.03% of “Net Written Premium”.

ARTICLE XII – ADDITIONAL PREMIUM

A.                                   The Company shall pay to the Reinsurer Additional Premium(s) calculated as follows:

1.               30% of the first $12,175,000 of Ultimate Net Loss incurred (after deduction for co-reinsurance) in excess of the Retention, plus

2.               45% of the second $12,175,000 of Ultimate Net Loss incurred (after deduction for co-reinsurance) in excess of the Retention, plus Accrued Interest.

B.                                     Accrued Interest shall be calculated as from inception of the Covered Underwriting Year in which Ultimate Net Loss incurred exceeded the Retention to the date when the Additional Premium(s) are paid to the Reinsurer.

C.                                     Accrued interest shall be based on the One-Year U.S. Treasury Bill Rate as defined in the Experience Account Article (quarterly compounded) below.

D.                                    The Additional Premium due for the term of the Agreement shall not exceed, prior to the application of accrued interest, $9,131,250.

ARTICLE XIII – REINSURER’S MARGIN

A.                                   A Reinsurer’s Margin equal to 15.39% of the Minimum and Deposit Premium shall be deducted from the Minimum and Deposit Premium for each Covered Underwriting Year and any adjustments thereto and shall be paid directly to the Reinsurer as a non-refundable Reinsurer’s Margin charge.

B.                                     No margin shall be deducted from Additional Premiums, if any, due hereunder.

ARTICLE XIV- REPORTS AND SETTLEMENTS

A.                                   The Company shall provide the Reinsurer with all necessary data respecting premiums and losses, including reserves thereon, on forms mutually acceptable to the Company and the Reinsurer.

B.                                     Within 30 days following the end of each calendar quarter, the Company shall provide the Reinsurer with a detailed report showing the cumulative amount of each of the following, segregated by Covered Underwriting Year until all Ultimate Net Losses recoverable hereunder have been settled:

1.               Net Written Premium;

2.               Ultimate Net Losses incurred separated by case losses, Loss Adjustment Expenses, any Extra Contractual Obligations, and any Excess Judgments;

3.               Ultimate Net Losses paid, net of salvage and recoveries, separated by case losses, Loss Adjustment Expenses, any Extra Contractual Obligations, and any Excess Judgments; and

4.               Amounts recoverable hereunder.

C.                                     The Company shall include in its December 31 report the following, segregated by line of business:

Reserves for outstanding losses and LAE, including reserves for incurred but not reported claims.

D.                                    Settlements by the Reinsurer to the Company shall be made within 30 days of the receipt of the quarterly report.  However, in no event shall the Reinsurer be liable for amounts exceeding the Reinsurer’s aggregate limits as set forth in the REINSURANCE LIMITS Article.

E.                                      In the event that either party hereunder fails to make payment as provided herein, interest shall accrue on all sums unpaid from the due date of such sums unpaid until such payment is received by the debtor party. Accrued interest shall be based on the One-Year U.S. Treasury Bill Rate as defined in the EXPERIENCE ACCOUNT Article (quarterly compounded) below.

ARTICLE XV – CURRENCY

A.                                   Whenever the word “Dollars” or the “$” sign appears in this Agreement, they shall be construed to mean United States Dollars and all transactions under this Agreement shall be in United States Dollars.

B.                                     Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

ARTICLE XVI - EXPERIENCE ACCOUNT

A.                                   Within 30 days following the end of each calendar quarter, until all Aggregate Ultimate Net Losses recoverable hereunder have been fully paid, commuted or otherwise discharged, the Reinsurer shall report to the Company an experience account calculation as set forth herein.

B.                                     The experience account calculation shall be computed on a cumulative basis from the inception of this Agreement to the date of calculation, segregated by Accident Years, as follows:

1)                                      100% of all Minimum and Deposit Premium paid and adjustments thereto, less

2)                                      Reinsurer’s margin (not applicable to Additional Premium), plus

3)                                      Additional Premium(s) and accrued interest thereon, less

4)                                      100% of recoverable cumulative Ultimate Net Losses paid in excess of the Retention, plus

5)                                      Interest, if any, as set out in the following paragraph.

B.                                     The experience account balance set forth above shall be subject to interest credit when the balance results in a positive amount.  The interest credit shall equal to that amount resulting from multiplying the positive average experience account balance for the calendar quarter times the number of days in the calendar quarter (divided by 365 or 366 days as appropriate) by a rate equal to the average One Year U.S. Treasury Bill Rate, as published in the Federal Reserve Statistical Release G.13, and credited to the positive balance on a quarterly basis.

ARTICLE XVII - COMMUTATION

A.                                   The Company may request commutation of all Ultimate Net Losses incurred hereunder, for both reported and unreported losses, at December 31, 2003 or any December 31 thereafter, by giving the Reinsurer no less than 90 days prior written notice, by certified mail, stating therein the effective commutation date.

B.                                     The Company shall submit with its request a statement of paid and outstanding Ultimate Net Losses, which shall form the basis of a final agreed value of all losses recoverable under this Agreement, which valuation shall be mutually agreed to between the parties hereto.

C.                                     If the parties, as outlined in paragraph B above, fail to agree, they will settle any difference by using a panel of three actuaries, one to be chosen by each party and the third by the two so chosen.  If either party refuses or neglects to appoint an actuary within 5 days, the other party shall have the option to appoint two actuaries and shall provide to the other party written notice of its election to exercise its option.  If the two actuaries fail to agree on the selection of a third actuary within 5 days of their appointment, each of them shall name two, of whom the other shall decline one and the decision shall be made by drawing lots.  All of the actuaries shall be regularly engaged in the valuation of the subject business reinsured hereunder and shall be Fellows of the Casualty Actuarial Society.  None of the actuaries shall be under the control of either party to this Agreement.

D.                                    Each party shall submit its case to the panel of actuaries within 10 days of the appointment of the third actuary.  The decision in writing of any two actuaries, when filed with the parties hereto, shall be final and binding on both parties.  The expense of the actuaries and of the commutation shall be equally divided between the two parties.  Said commutation shall take place at a location mutually agreed upon by the Company and the Reinsurer.

E.                                      Payment by the Reinsurer to the Company of the value of Ultimate Net Losses subject to commutation constitutes a complete and final release and discharge of the Reinsurer’s liabilities and obligations, arising under or related to this Agreement, whether such liabilities and obligations are known or unknown at the time of commutation.

ARTICLE XVIII - ACTUARIAL REVIEW

The Reinsurer shall have the right to review the determination of all Ultimate Net Losses pertaining to the reinsurance provided hereunder and all claims made in connection therewith.  If the Reinsurer does not agree with such data and such difference is irreconcilable between the parties to this Agreement, such difference shall be referred to an independent actuarial firm to be agreed to by the parties to this Agreement.  The cost of the actuarial work shall be shared equally by the parties to this Agreement.

ARTICLE XIX - SALVAGE AND SUBROGATION

A.                                   All salvages, subrogation, recoveries or reimbursements, after deduction of expenses applicable thereto, recovered or received subsequent to a loss settlement under this Agreement shall be applied as if recovered or received prior to the settlement and all necessary adjustments shall be made by the parties hereto, provided always, that nothing in this clause shall be construed to mean that losses under this Agreement are not recoverable until Company’s Ultimate Net Losses has been ascertained.  Expenses hereunder shall exclude all office expenses of the Company and all salaries and expenses of its officials and employees.

B.                                     The Reinsurer shall be subrogated, as respects any loss or losses for which the Reinsurer shall actually pay or become liable, but only to the extent of the amount of payment by or the amount of liability to the Reinsurer, to all the rights of the Company against any person or other entity who may be legally responsible in damages for said loss(es).  The Company hereby agrees to enforce such rights, but in case the Company shall refuse or neglect to do so the Reinsurer is hereby authorized and empowered to bring any appropriate action in the name of the Company or its policyholders, or otherwise to enforce such rights.

ARTICLE XX - ERRORS AND OMISSIONS

Errors or omissions on the part of the Company shall not invalidate the reinsurance under this Agreement, provided such errors or omissions are corrected promptly after discovery thereof, but the liability of the Reinsurer under this Agreement or any exhibits or endorsements attached thereto shall in no event exceed the limits specified therein, nor be extended to cover any risks, perils or classes of insurance generally or specifically excluded therein.

ARTICLE XXI - OFFSET AND SECURITY

A.                                   Each party hereto has the right, which may be exercised at any time, to offset any amounts, whether on account of premiums or losses or otherwise, due from such party to another party under this Agreement or any other reinsurance agreement heretofore or hereafter entered into between them, against any amounts, whether on account of premiums or losses or otherwise due from the latter party to the former party.  The party asserting the right of offset may exercise this right, whether as assuming or ceding insurer or in both roles in the relevant agreement or agreements.

B.                                     Each party hereby assigns and pledges to the other party (or to each other party, if more than one) all of its rights under this Agreement to receive premium or loss payments at any time from such other party (“Collateral”), to secure its premium or loss obligations to such other party at any time under this Agreement and any other reinsurance agreement heretofore or hereafter entered into by and between them (“Secured Obligations”).  If at any time a party is in default under any Secured Obligation or shall be subject to any liquidation, rehabilitation, reorganization or conservation proceeding, each other party shall be entitled in its discretion, to apply, or to withhold for the purpose of applying in due course, any Collateral assigned and pledged to it by the former party and otherwise to realize upon such Collateral as security for such Secured Obligations.

C.                                     The security interest described herein, and the term “Collateral,” shall apply to all payments and other proceeds in respect of the rights assigned and pledged.  A party’s security interest in Collateral shall be deemed evidenced only by the counterpart of this Agreement delivered to such party.

D.                                    Each right under this Article is a separate and independent right, exercisable, without notice or demand, alone or together with other rights, in the sole election of the party entitled thereto, and no waiver, delay, or failure to exercise, in respect of any right, shall constitute a waiver of any other right.  The provisions of this Article shall survive any cancellation or other termination of this Agreement.

E.                                      In the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with the laws of the insolvent party’s state of domicile.

ARTICLE XXII - ACCESS TO RECORDS

The Company shall place at the disposal of the Reinsurer and the Reinsurer shall have the right to inspect, through its authorized representatives, at all reasonable times during the currency of this Agreement and thereafter, the books, records and papers of the Company pertaining to the reinsurance provided hereunder and all claims made in connection therewith.

ARTICLE XXIII - RESERVES AND TAXES

A.                                   The Reinsurer shall maintain legal reserves with respect to claims hereunder.

B.                                     The Company will be liable for all taxes on premiums reported to the Reinsurer hereunder and will reimburse the Reinsurer for such taxes where the Reinsurer is required to pay the same.

ARTICLE XXIV - INSOLVENCY

In the event of the insolvency of the Company and the appointment of a conservator, liquidator or statutory successor, the reinsurance provided by this Agreement shall be payable by the Reinsurer directly to the Company or to its liquidator, receiver or statutory successor on the basis of the liability of the Company under the contract or contracts reinsured.  Subject to the right of offset and the verification of coverage, the Reinsurer shall pay its share of the loss without diminution because of the insolvency of the Company.  The liquidator, receiver or statutory successor of the Company shall give written notice of the pendency of each claim against the Company on a policy or bond reinsured within a reasonable time after such claim is filed in the insolvency proceeding.  During the pendency of such claim, the Reinsurer may, at its own expense, investigate such claim and interpose in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Company, its liquidator or receiver or statutory successor.  Subject to court approval, any expense thus incurred by the Reinsurer shall be chargeable against the Company as part of the expense of liquidation to the extent of such proportionate share of the benefit as shall accrue to the Company solely as a result of the defense undertaken by the Reinsurer.  The reinsurance shall be payable as set forth above except where this Agreement specifically provides for the payment of reinsurance proceeds to another party in the event of the insolvency of the Company.

ARTICLE XXV – COLLATERALIZATION

To the extent the Company requires the Reinsurer to provide Collateral in order to fulfill U.S statutory loss reserve securitization requirements, the costs associated with the procurement and maintenance of such Collateral shall be paid by the Reinsurer.

ARTICLE XXVI – CONDITIONS

A.                                   As required under the Retention clause, the Company shall provide the Reinsurer with its Underwriting Year Business Plan for the respective Covered Underwriting Year by January 31st of the Covered Underwriting Year.  In addition to projections for overall financial results of the Company for the Covered Underwriting Year, the Underwriting Year Business Plan document shall include the following Business Practices and Loss History Information, or be accompanied by the following Business Practices and Loss History Information:

•                                          Product Overviews and Marketing Overviews by state for all Subject Business.

•                                          Rate Revision Overviews by state for all Subject Business including any historical rate changes, proposed rate changes, revisions in territory segmentation, changes in coverage, and any changes in rating classifications.

•                                          Current Underwriting Guidelines.

•                                          Current Claims Handling Procedures.

•                                          Current Underwriting Audit Procedures.

•                                          Current Loss Reserving Process.

•                                          Inuring Reinsurance.

•                                          Most recent Reserve Review, including: Paid and Incurred Loss and LAE Development Triangles (Gross and Net) separated by Underwriting Year and by State.

•                                          Historical Net Written Premium by Underwriting Year.

B.                                     To the extent that the Company fails to implement, revises and/or deviates from any of the above Business Practices during the Covered Underwriting Year, such failure to implement, and/or  revision, and/or deviation shall be deemed to be a Change in Condition as described in paragraph 2. of the Change in Condition clause.

C.                                    In the event that the Company does not provide the Reinsurer with the Underwriting Year Business Plan document as described in paragraph A above by January 31st of the Covered Underwriting Year, the Reinsurer shall have the right to rescind this Agreement.  Notwithstanding the aforementioned, if due to circumstances beyond the Company’s control, the Company is unable to deliver the Underwriting Year Business Plan document to the Reinsurer by January 31st of the Covered Underwriting Year the Reinsurer will afford to the Company an Extended Delivery Period of thirty business days before the Reinsurer invokes its right of rescission. In the event of a rescission, the Reinsurer will return to the Company premium previously paid to the Reinsurer less a Reinsurer’s expense charge of $415,000.

ARTICLE XXVII – CHANGE OF CONTROL

If at any time during the continuance of this Agreement the Reinsurer or the Company undergoes a Change of Control, then the Reinsurer or the Company shall have the option to commute this Agreement as set forth in the Commutation Clause above. “Change of Control” shall mean (i) a merger of the Reinsurer or the Company with another entity or entities unless the Reinsurer or the Company is the surviving corporation following such merger, (ii) the acquisition of voting control (directly or indirectly) of the Reinsurer or the Company by another entity or entities, or (iii) the entry by the Reinsurer or the Company into a legally binding agreement (or the entry by any other persons or entities into an agreement that would be legally binding on or in respect of the Reinsurer or the Company or all or substantially all of its properties or assets), which agreement shall be deemed legally binding for purposes hereof notwithstanding that it may be conditioned upon the occurrence of certain events, such as obtaining shareholder approval, which would result in a Change of Control under clauses (i) or (ii) of this definition in respect of the Reinsurer or the Company. Each party to this Agreement agrees to give the other party written notice of any Change of Control within three (3) business days of the occurrence thereof (or, with respect to a Change of Control referred to in (iii) above, within three (3) business days after execution of any such agreement).

ARTICLE XXVIII – CHANGES IN CONDITIONS

If at any time during the continuance of this Agreement any of the following events occur with respect to the Company:

1.                                       the Company’s financial strength rating assigned by AM Best (“Best’s”) is reduced below the rating assigned to the Company by Best’s as of the effective date of this Agreement, or (ii) the Company for whatever reason, shall no longer be rated by Best’s;

2.                                       the Company changes its mix of business, underwriting guidelines, premium rates, claims handling procedures, underwriting audit procedures, case reserving process, or the levels of reinsurance protection in any manner from that in effect at the inception of each Underwriting Year  during the term of this Agreement which materially adversely affects this Agreement or the obligations of the  Reinsurer hereunder;

3.                                       the Company fails to remit premiums in accordance with the terms of this Agreement;

the parties agree that the Reinsurer shall have the right to re-negotiate the terms of this Agreement. Revised terms shall be subject to the mutual agreement of the parties hereto, with the understanding that  the intent of the parties is to agree to amend this Agreement in such a manner so as to place each party in the same relative economic position it would have occupied prior to such change (which neither party shall unreasonably withhold from the other).  In the event revised terms cannot be mutually agreed to within 60 days after the Reinsurer is notified of such Change in Conditions, then the Reinsurer shall have the option to either commute liabilities and obligations arising under or related to this Agreement as set forth in the Commutation Clause above, or engage an independent, nationally known actuarial firm to determine, based upon a Change in Conditions as described in 2. above, the revised projected Underwriting Year Loss and LAE Ratio and Retention for the covered Underwriting Year in which such Change in Conditions occurred. The cost of the actuarial work shall be borne equally by both parties to the Agreement.

ARTICLE XXIX – AMENDMENTS

This Agreement may be changed, altered or amended as the parties may agree, provided such change, alteration or amendment is evidenced in writing or by Endorsement to this Agreement and signed by the parties hereto.  Such writing or Endorsement will then constitute a part of this Agreement.

ARTICLE XXX – SERVICE OF SUIT

(This Article only applies to Reinsurers who are domiciled outside of the United States and/or unauthorized in any state, territory or district of the United States having jurisdiction over the Company.)

A.                                   It is agreed that in the event of the failure of the Reinsurer hereon to perform their obligations hereunder, the Reinsurer hereon, at the request of the Company, will submit to the jurisdiction of a Court of competent jurisdiction within the United States. Nothing in this Clause constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any Court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another Court as permitted by the laws of the United States or of any State in the United States. It is further agreed that service of process in such suit may be made upon Messrs. Mendes & Mount, 750 Seventh Avenue, New York, New York 10019-6829, and that in any suit instituted, the Reinsurer will abide by the final decision of such Court or of any Appellate Court in the event of an appeal.

B.                                     The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Company to give written undertaking to the Company that they will enter a general appearance upon the Reinsurer’s behalf in the event such a suit shall be instituted.

C.                                     Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereon hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

ARTICLE XXXII – GOVERNING LAW

This Agreement shall be construed, and the obligations, rights and remedies of the parties hereunder shall be determined, in accordance with the laws of the State of New York, U.S.A. without regard to conflict of law principles.

ARTICLE XXXIII – ARBITRATION

A.                                   As a condition precedent to any right of action hereunder, any dispute arising out of this Agreement, whether such dispute arises before or after the termination of this Agreement, shall be submitted to the decision of a board of arbitration composed of two arbitrators and an umpire, meeting in New York, New York unless otherwise agreed.

B.                                     The members of the board of arbitration shall be active or retired disinterested officials of insurance or reinsurance companies or Underwriters at Lloyd’s of London.  Each party shall appoint its arbitrator and the two arbitrators shall choose an umpire before instituting the hearing.  If the respondent fails to appoint its arbitrator within four weeks after being requested to do so by the claimant, the latter shall also appoint the second arbitrator.  If the two arbitrators fail to agree upon the appointment of an umpire within four weeks after their nominations, each of them shall name three, of whom the other shall decline two and the decision shall be made by drawing lots.

C.                                     The claimant shall submit its initial brief within 20 days from appointment of the umpire.  The respondent shall submit its brief within 20 days after receipt of the claimant’s brief and the claimant may submit a reply brief within l0 days after receipt of the respondent’s brief.

D.                                    The board shall make its decision with regard to the custom and usage of the insurance and reinsurance business.  The board shall issue its decision in writing based upon a hearing in which evidence may be introduced without following strict rules of evidence but in which cross examination and rebuttal shall be allowed.  The board shall make its decision within 60 days following the termination of the hearings unless the parties consent to an extension.  The majority decision of the board shall be final and binding upon all parties to the proceeding.  Judgment may be entered upon the award of the board in any court having jurisdiction thereof.

E.                                      If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this clause and communications shall be made by the Company to each of the reinsurers constituting the one party, provided, however, that nothing therein shall impair the rights of such reinsurers to assert several, rather than joint defenses or claims, nor be construed as changing the liability of the reinsurers under the terms of this Agreement from several to joint.

F.                                      Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire.  The remaining costs of the arbitration proceedings shall be allocated by the board.

ARTICLE XXXIV – INTERMEDIARY

AM-RE Brokers, Inc., 685 College Road East, Princeton, N.J.  08543-5212 is hereby recognized as the Intermediary by whom this Agreement was negotiated and through whom all communications relating hereto shall be transmitted to both parties.  All payments may be made directly to the party to whom the payments are due, it being understood and agreed that AM-RE Brokers shall simultaneously be provided with copies of all correspondence, statements, or other verification of remittances made, which pertain to or may accompany such payments between the parties.

* * * * *

SIGNATURE PAGE

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed in triplicate by their duly authorized representatives.

COAST NATIONAL INSURANCE COMPANY
SECURITY NATIONAL INSURANCE COMPANY

/s/ Randy Sutton

By:	Randy Sutton

Title:	Chief Financial Officer/Treasurer

Date:

INTER-OCEAN REINSURANCE (IRELAND) LIMITED

/s/ Anne Finn

By:	Anne Finn

Title:	President

Date:

NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE - No. 1B

(1)                                  This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurer formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2)                                  Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

Limited Exclusion Provision.*

I.                      It is agreed that the policy does not apply under any liability coverage,

to	{	injury, sickness, disease, death or destruction bodily injury or property damage with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy for its termination upon exhaustion of its limit of liability.

II.             Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

III.         The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

(a)          become effective on or after 1st May, 1960, or

(b)         become effective before that date and contain the Limited Exclusion Provision set out above;

provided this paragraph (2) shall not be applicable to Family Automobile Policies,  Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(3)                                  Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

Broad Exclusion Provision.*

It is agreed that the policy does not apply:

I. Under any Liability Coverage, to	{	Injury, sickness, disease, death or destruction Bodily injury or property damage

(a)          with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

(b)         resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

II.                                     Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating

to	{	Immediate medical or surgical relief,	to expenses incurred with respect
	{	First aid,
to		Bodily injury, sickness, disease or death	resulting from the hazardous properties of
bodily injury

nuclear material and arising out of the operation of nuclear facility by any person or organization.

III. Under any Liability Coverage, to	{	Injury, sickness, disease, death or destruction
bodily injury or property damage

resulting from the hazardous properties of nuclear material, if

(a)          the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

(b)         the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

(c)	The	{	injury, sickness, disease, death or destruction
bodily injury or property damage

arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to

{	injury to or destruction of property at such nuclear facility.
property damage to such nuclear facility and any property thereat.

IV.                                 As used in this endorsement:

“hazardous properties” include radioactive, toxic or explosive properties; “nuclear materials” means source material, special nuclear material or byproduct material; “source material,” “special nuclear material,” “byproduct material” have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; “spent fuel” means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; “waste” means any waste material (1) containing byproduct material other than the tailings or wastes produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its source material content and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; “nuclear facility” means

(a)          any nuclear reactor,

(b)         any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

(c)          any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

(d)         any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste,

and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; “nuclear reactor” means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

With respect to injury to or destruction of property, the word “injury” or “destruction” includes all forms of radioactive contamination of property.  “Property damage” includes all forms of radioactive contamination of property.

V.                                     The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to

(i)             Garage and Automobile Policies issued by the Reassured on New York risks, or

(ii)          statutory liability insurance required under Chapter 90, General Laws of Massachusetts,

until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(4)                       Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters’ Association or the Independent Insurance Conference of Canada.

*                              NOTE:  The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

NUCLEAR INCIDENT EXCLUSION CLAUSE—

PHYSICAL DAMAGE—REINSURANCE—NO. 2

(1)                                  This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

(2)                                  Without in any way restricting the operation of paragraph (1) of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

I.                                         Nuclear reactor power plants including all auxiliary property on the site, or

II.                                     Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or

III.                                 Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material,” and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or

IV.                                 Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

(3)                                  Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate:

(a)                                  where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

(b)                                 where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused.  However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

(4)                                  Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

(5)                                  It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

(6)                                  The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

(7)                                  Reassured to be sole judge of what constitutes:

(a)                                  substantial quantities, and

(b)                                 the extent of installation, plant or site.

Note.—Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that:

(a)                                  all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply,

(b)                                 With respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

NUCLEAR INCIDENT EXCLUSION CLAUSE - REINSURANCE - No. 4

(1)                                  This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2)                                  Without in any way restricting the operations of Nuclear Incident Exclusion Clause No. 1B - Liability, No. 2 - Physical Damage, No. 3 - Boiler and Machinery and paragraph (1) of this clause, it is understood and agreed that for all purposes as respects the reinsurance assumed by the Reinsurer from the Reassured, all original insurance policies or contracts of the Reassured (new, renewal and replacement) shall be deemed to include the applicable existing Nuclear Clause and/or Nuclear Exclusion Clause(s) in effect at the time and any subsequent revisions thereto as agreed upon and approved by the Insurance Industry and/or a qualified Advisory or Rating Bureau.

ENDORSEMENT

Attached to and forming part of the Aggregate Excess of Loss Reinsurance Agreement (hereinafter referred to as the “Agreement”) between COAST NATIONAL INSURANCE COMPANY, a California corporation, and SECURITY NATIONAL INSURANCE COMPANY, a Florida corporation (hereinafter and thereinafter collectively referred to as “Company”) and INTER-OCEAN REINSURANCE (IRELAND) LIMITED, of Dublin, Ireland (hereinafter and thereinafter referred to as “Reinsurer”).

It is hereby understood and agreed by the parties hereto that effective as respects business written on and after 12:01 a.m., Eastern Standard Time, April 1, 2001, the Agreement is hereby amended in accordance with the following.

1.               The following Companies shall be included in the description of “Company” in the Preamble: Reliant Insurance Company, and Reliant Casualty Insurance Company.

2.               Paragraph B of Article I – Parties to the Agreement shall be revised to read as follows:

B.                                     Except as provided for under Article VI – Reinsurance Limits, the liability of the Reinsurer and all other benefits accruing to the Company as provided in this Agreement or any amendments hereto, shall apply to the reinsured companies comprising the Company as a group and not separately to each of the reinsured companies named in this Agreement.

3.               Article VI – Reinsurance Limits is revised to read as follows:

A.                                   The Reinsurer shall not be liable for Ultimate Net Losses hereunder until Company’s Underwriting Year Loss and LAE Ratio exceeds the amounts set forth herein (“Company Retention”).  As respects Covered Underwriting Year 2001, the Company Retention shall be 64.99%.

B.                                     As respects Covered Underwriting Years 2002 and 2003, the Company Retention shall be determined and mutually agreed to by the parties hereto by February 28th of the Covered Underwriting Year and shall be equal to the sum of the Company’s mutually agreed Business Plan Underwriting Year Loss and LAE Ratio plus 1.50%.  The Company shall deliver to the Reinsurer the Underwriting Year Business Plan Document, as described under Paragraph A of the CONDITIONS Article, including its projected Business Plan Underwriting Year Loss and LAE Ratio to the Reinsurer by January 31st  of the Covered Underwriting Year.

1

C.                                     In the event that the parties hereto are unable to mutually agree upon the Company Retention by the later of February 28th, or February 28th plus the number of business days utilized, if any, under the “Extended Delivery Period” as described under paragraph C of the CONDITIONS Article, of the Covered Underwriting Year, the projected Underwriting Year Loss and LAE Ratio shall be determined by an independent, nationally known actuarial firm mutually acceptable to the Company and the Reinsurer (which neither party shall unreasonably withhold from the other).  The cost of the actuarial work shall be borne equally by both parties to the Agreement.

4.               Article VII – Co-Reinsurance is revised to read as follows:

A.                                   For each Covered Underwriting Year, the Company shall retain net for its own account the following Ultimate Net Loss amounts in excess of the Company Retention (hereinafter Company’s Co-Reinsurance Participation):

1.               10% of:

a)              The lesser of 72.00% or the CNIC / SNIC Covered Underwriting Year Loss and LAE Ratio, less

b)             The CNIC / SNIC Covered Underwriting Year Retention, multiplied by

c)              The CNIC / SNIC Covered Underwriting Year NWP, plus

2.               If the CNIC / SNIC Covered Underwriting Year Loss and LAE Ratio exceeds 72.00%, 50% of:

a)              The CNIC / SNIC Covered Underwriting Year Loss and LAE Ratio, less

b)             72.00%, multiplied by

c)              The CNIC / SNIC Covered Underwriting Year NWP, plus

3.               10% of:

a)              The lesser of 70% or the Reliant Covered Underwriting Year Loss and LAE Ratio, less

b)             The Reliant Covered Underwriting Year Retention, multiplied by

c)              The Reliant Covered Underwriting Year NWP, plus

4.               If the Reliant Covered Underwriting Year Loss and LAE Ratio exceeds, 70%, 80% of:

a)              The Reliant Covered Underwriting Year Loss and LAE Ratio, less

b)             70%, multiplied by

c)              The Reliant Covered Underwriting Year NWP, plus

2

5.     If the Reliant Covered Underwriting Year Loss and LAE Ratio exceeds, 90%, 10% of:

a)              The Reliant Covered Underwriting Year Loss and LAE Ratio, less

b)             90%, multiplied by

c)              The Reliant Covered Underwriting Year NWP.

B.                                     For Covered Underwriting Years 2002 and 2003, the Company’s Co-Reinsurance Participation percentage under Paragraph 2 and Paragraph 4 above may be amended so as to remain in accordance with the terms and conditions of reinsurances that inure to this Agreement, however, for Covered Underwriting Year 2002 the Company’s Co-Reinsurance Participation percentage under Paragraph 2 above shall be subject to a minimum of 25%, and the Company’s Co-Reinsurance Participation percentage under Paragraph 4 above shall be subject to a minimum of 50%. For Covered Underwriting Year 2003 the Company’s Co-Reinsurance Participation percentage under Paragraph 2 and Paragraph 4 above shall be subject to a minimum of 10%.

C.                                     It is understood and agreed that the resulting dollar amount to which the Company’s Co-Reinsurance Participation will be applied under Paragraph 1,  Paragraph 2, Paragraph 3, Paragraph 4, and Paragraph 5 above will be determined for each Covered Underwriting Year subsequent to the determination of the CNIC / SNIC Covered Underwriting Year Retention , and the Reliant Covered Underwriting Year Retention  for each Covered Underwriting Year.

5.               Article VIII- Definitions is revised to read as follows:

A.                                    “Covered Underwriting Year” shall mean the 12 month period beginning January 1st through and including December 31st, with the 1st Covered Underwriting Year being from January 1, 2001 through December 31, 2001 and each 12 month period thereafter shall be a separate Covered Underwriting Year. With regard to Reliant Insurance Company and Reliant Casualty Insurance Company the 1st Covered Underwriting year shall be from April 1, 2001 through December 31, 2001.

B.                                     The “Underwriting Year Loss and LAE Ratio” shall be determined by dividing the Company’s “Ultimate Net Loss” for the Covered Underwriting Year by the Company’s “Net Written Premium” for the Covered Underwriting Year.

C.                                     The “CNIC / SNIC Covered Underwriting Year Loss and LAE Ratio” shall be determined by dividing the Coast National Insurance Company and the Security National Insurance Company “Ultimate Net Loss” for the Covered Underwriting Year by the Coast National Insurance Company and the Security National Insurance Company “Net Written Premium” for the Covered Underwriting Year.

3

D.                                    The “Reliant Covered Underwriting Year Loss and LAE Ratio” shall be determined by dividing the Reliant Insurance Company and the Reliant Casualty Insurance Company “Ultimate Net Loss” for the Covered Underwriting Year by the Reliant Insurance Company and the Reliant Casualty Insurance Company “Net Written Premium” for the Covered Underwriting Year.

E.                                      “LAE” (“Loss Adjustment Expenses”) shall mean all expenses incurred by the Company in the investigation, appraisal, adjustment, settlement or defense of specific claims covered under Policies of the Company reinsured hereunder (including salaries and expenses of in house counsel(s) while involved in controlling and/or handling of a covered claim associated therewith), but not including office expenses of the Company, salaries and expenses of its officials and employees, or any other expenses not allocable to specific claims covered under the Policies that are reinsured under this Agreement.

F.                                      “IBNR” (“Incurred But Not Reported”) as used herein shall refer to that amount of reserves for outstanding losses and LAE arising from covered losses that have already occurred during the term of this Agreement but have not yet been reported to the Company as claims recoverable under policies reinsured hereunder.  Such amounts shall contemplate the ultimate valuation of such losses and LAE.

G.                                    “Net Written Premium” for the respective Covered Underwriting Year shall mean the direct written premium less cancellations and returns and less premiums paid in respect of all other inuring reinsurances.  Net Written Premium shall be gross of Premiums to this Agreement.

H.                                    “CNIC / SNIC Covered Underwriting Year Net Written Premium” for the respective Covered Underwriting Year shall mean the direct written premium for the Coast National Insurance Company and the Security National Insurance Company less cancellations and returns and less premiums paid in respect of all other inuring reinsurances.  Net Written Premium shall be gross of Premiums to this Agreement.

I.                                         “Reliant Covered Underwriting Year Net Written Premium” for the respective Covered Underwriting Year shall mean the direct written premium for the Reliant Insurance Company and the Reliant Casualty Insurance Company less cancellations and returns and less premiums paid in respect of all other inuring reinsurances.  Net Written Premium shall be gross of Premiums to this Agreement.

J.                                        “CNIC / SNIC Covered Underwriting Year Retention” shall be mutually agreed by the parties hereto as described under paragraph B of the REINSURANCE LIMITS Article and shall be equal to the mutually agreed Business Plan Underwriting Year Loss and LAE ratio for Coast National Insurance Company and Security National Insurance Company plus 1.50%.

4

K.                                    “Reliant Covered Underwriting Year Retention” shall be mutually agreed by the parties hereto as described under paragraph B of the REINSURANCE LIMITS Article and shall be equal to the mutually agreed Business Plan Underwriting Year Loss and LAE ratio for Reliant Insurance Company and Reliant Casualty Insurance Company plus 1.50%.

L.                                     “Policy” or “Policies” shall mean the Company’s binders, contracts and Policies providing insurance on the risks reinsured under this Agreement.

M.                                  “Ultimate Net Loss” is defined as the aggregate sum of amounts paid by the Company in settlement of losses, including Loss Adjustment Expenses (LAE), Extra Contractual Obligations and Excess Judgements awards, plus reserves for outstanding losses and LAE, including reserves for incurred but not reported claims, all as respects covered losses for which the Company is liable to pay under the Policies reinsured hereunder net after all inuring reinsurance, whether collectible or not for any reason including, but not limited to, novations and rescission, and all salvages and recoveries.  In the event of the insolvency of the Company, “Ultimate Net Loss” shall be as otherwise defined herein except it shall include the sum or sums which the Company has incurred for which it is liable instead of the sum or sums paid by the Company for which it is liable, and payment by the Reinsurer shall be made to the liquidator, receiver, or statutory successor of the Company in accordance with the INSOLVENCY CLAUSE Article.

6.               Article IX: Inuring Reinsurance is revised to read as follows:

A.                                   For the purpose of determining the Ultimate Net Loss recoverable under this Agreement, it is hereby agreed that all underlying reinsurances in effect as of the inception date of this Agreement shall at all times during the currency of this Agreement be deemed in place and in full effect whether purchased or not, whether fully subscribed or not, whether collectible or not, for any reason including, inter alia, insolvency, dispute, rescission, statute, or ruling court of law.

B.                                     It is agreed and understood that the underlying term Quota Share reinsurance underwritten by Overseas Partners Re Ltd. shall be deemed in place and in full in effect as of the inception date of this Agreement through and including December 31, 2002. It is further agreed that the application of the aggregate reinsurance limit as defined under Article V – Retention and Limit Paragraph D 3 of this underlying term Quota Share agreement shall not be considered in the calculation of the Company’s Ultimate Net Loss for this Agreement.

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C.                                     It is agreed and understood that the underlying term Quota Share reinsurance underwritten by GMAC Reinsurance Corporation and National Union Fire Insurance Company of Pittsburgh, PA. shall be deemed in place and in full in effect as of April 1, 2001 through and including March 31, 2003. It is further agreed that the application of the aggregate reinsurance limit as defined under Article XVI – Aggregate Reinsurance Limit of this underlying term Quota Share agreement shall not be considered in the calculation of the Company’s Ultimate Net Loss for this Agreement.

Nothing herein contained shall alter, vary or extend any provision or condition of this Agreement other than as above stated.

* * * * * * *

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IN WITNESS WHEREOF the parties hereto have caused this Endorsement to be executed in quadruplicate by their duly authorized representatives.

COAST NATIONAL INSURANCE COMPANY
SECURITY NATIONAL INSURANCE COMPANY

/s/ Jeffrey J. Dailey

By:	Jeffrey J. Dailey

	Title:	Chief Operating Officer

Date:

Attested:

RELIANT INSURANCE COMPANY
RELIANT CASUALTY INSURANCE COMPANY

/s/ Jeffrey J. Dailey

By:	Jeffrey J. Dailey

	Title:	Chief Operating Officer

Date:

Attested:

INTER-OCEAN REINSURANCE (IRELAND) LIMITED

/s/ Anne Finn

By:	Anne Finn

	Title:	President

Date:

Attested:

7

DRAFT

ENDORSEMENT II

Attached to and forming part of the Aggregate Excess of Loss Reinsurance Agreement (hereinafter referred to as the “Agreement”) between COAST NATIONAL INSURANCE COMPANY, a California corporation, SECURITY NATIONAL INSURANCE COMPANY, a Florida corporation, RELIANT INSURANCE COMPANY of Philadelphia, Pennsylvania and RELIANT CASUALTY INSURANCE COMPANY of Independence Ohio (hereinafter and thereinafter collectively referred to as “Company”) and INTER-OCEAN REINSURANCE (IRELAND) LIMITED, of Dublin, Ireland (hereinafter and thereinafter referred to as “Reinsurer”).

I.                                         It is hereby understood and agreed by the parties hereto that effective as respects business written on and after 12:01 a.m., Eastern Standard Time, November 21, 2001, the Agreement is hereby amended in accordance with the following:

The name of Reliant Insurance Company as indicated in the description of the “Company” in the Preamble has changed to Bristol West Insurance Company; therefore, any reference in the Agreement to “Reliant” shall hereinafter collectively be referred to as “Bristol West and Reliant”.

II.                                     Effective as respects business written on and after 12:01 a.m., Eastern Standard Time, January 1, 2002, the following Articles in the Agreement are hereby amended as follows:

1.               Paragraphs A and B of Article VI – Reinsurance Limits are revised to read as follows:

A.                                                           The Reinsurer shall not be liable for Ultimate Net Losses hereunder until Company’s Underwriting Year Loss and LAE Ratio exceeds the amounts set forth herein (“Company Retention”).

B.                                                             The Company Retention for Underwriting Year 2002 will be equal to a 66.10% Underwriting Year Loss and LAE Ratio.  The Coast National Insurance Company and Security National Insurance Company’s Underwriting Year Retention shall be equal to 66.60% for Covered Underwriting Year 2002.  The Bristol West and Reliant Covered Underwriting Year Retention shall be equal to 63.40% for Covered Underwriting Year 2002.

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2.               Article VII – Co-Reinsurance is revised to read as follows:

A.                                                           For Covered Underwriting Year 2002, the Company shall retain net for its own account the following Ultimate Net Loss amounts in excess of the Company Retention (hereinafter Company’s Co-Reinsurance Participation):

1.                                       10% of:

a)              The lesser of 70% or the CNIC / SNIC Covered Underwriting Year Loss and LAE Ratio, less

b)             The CNIC / SNIC Covered Underwriting Year Retention, multiplied by

c)              The CNIC / SNIC Covered Underwriting Year NWP, plus

2.                                       If the CNIC / SNIC Covered Underwriting Year Loss and LAE Ratio exceeds 70%, 12% of:

a)              The lesser of 72% or the CNIC / SNIC Covered Underwriting Year Loss and LAE Ratio, less

b)             70%, multiplied by

c)              The CNIC / SNIC Covered Underwriting Year NWP, plus

3.                                       If the CNIC / SNIC Covered Underwriting Year Loss and LAE Ratio exceeds 72%, 40% of:

a)              The CNIC / SNIC Covered Underwriting Year Loss and LAE Ratio, less

b)             72%, multiplied by

c)              The CNIC / SNIC Covered Underwriting Year NWP, plus

4.                                       10% of:

a)              The lesser of 70% or the Bristol West and Reliant Covered Underwriting Year Loss and LAE Ratio, less

b)             The Bristol West and Reliant Covered Underwriting Year Retention, multiplied by

c)              The Bristol West and Reliant Covered Underwriting Year NWP, plus

5.                                       If the Bristol West and Reliant Covered Underwriting Year Loss and LAE Ratio for the portion of the Covered Underwriting Year from 1/1/02 through 6/30/02 exceeds, 70%, 80% of:

a)              The Bristol West and Reliant Covered Underwriting Year Loss and LAE Ratio, less

b)             70%, multiplied by

c)              The Bristol West and Reliant Covered Underwriting Year NWP, plus

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6.                                       If the Bristol West and Reliant Covered Underwriting Year Loss and LAE Ratio for the portion of the Covered Underwriting Year from 1/1/02 through 6/30/02 exceeds, 90%, 10% of:

a)              The Bristol West and Reliant Covered Underwriting Year Loss and LAE Ratio, less

b)             90%, multiplied by

c)              The Bristol West and Reliant Covered Underwriting Year NWP, plus

7.                                       If the Bristol West and Reliant Covered Underwriting Year Loss and LAE Ratio for the portion of the Covered Underwriting Year from 7/1/02 through 12/31/02 exceeds, 70%, 80% of:

a)              The Bristol West and Reliant Covered Underwriting Year Loss and LAE Ratio, less

b)             70%, multiplied by

c)              The Bristol West and Reliant Covered Underwriting Year NWP, plus

8.                                       If the Bristol West and Reliant Covered Underwriting Year Loss and LAE Ratio for the portion of the Covered Underwriting Year from 7/1/02 through 12/31/02 exceeds, 80%, 10% of:

a)              The Bristol West and Reliant Covered Underwriting Year Loss and LAE Ratio, less

b)             80%, multiplied by

c)              The Bristol West and Reliant Covered Underwriting Year NWP

It is understood and agreed that for purposes of calculating the Company’s Co-Reinsurance participation under Paragraph 5. and Paragraph 6. above that the Bristol West and Reliant Covered Underwriting Year Loss and LAE Ratio shall be determined by dividing the Bristol West and Reliant  Ultimate Net Loss for the portion of the Covered Underwriting Year from 1/1/02 through 6/30/02 by the Bristol West and Reliant Net Written Premium for the portion of the Covered Underwriting Year from 1/1/02 through 6/30/02.

It is also understood and agreed that for purposes of calculating the Company’s Co-Reinsurance participation under Paragraph 7. and Paragraph 8. above that the Bristol West and Reliant Covered Underwriting Year Loss and LAE Ratio shall be determined by dividing the Bristol West and Reliant Ultimate Net Loss for the portion of the Covered Underwriting Year from 7/1/02 through 12/31/02 by the Bristol West and Reliant Net Written Premium for the portion of the Covered Underwriting Year from 7/1/02 through 12/31/02.

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B.                                                             For Covered Underwriting Year 2003, the Company’s Co-Reinsurance Participation percentage under Paragraph 2, Paragraph 3, Paragraph 5 and Paragraph 7 above may be amended so as to remain in accordance with the terms and conditions of reinsurances that inure to this Agreement, however, for Covered Underwriting Year 2003 the Company’s Co-Reinsurance Participation percentage under Paragraph 2, Paragraph 3, Paragraph 5 and Paragraph 7 above shall be subject to a minimum of 10%.

C.                                                             It is understood and agreed that the resulting dollar amount to which the Company’s Co-Reinsurance Participation will be applied under Paragraph 1, Paragraph 2, Paragraph 3 , Paragraph 4, Paragraph 5, Paragraph 6, Paragraph 7 and Paragraph 8 above will be determined for each Covered Underwriting Year subsequent to the determination of the CNIC / SNIC Covered Underwriting Year Retention, and the Bristol West and Reliant Covered Underwriting Year Retention for each Covered Underwriting Year.

3.               Article IX: Inuring Reinsurance is revised to read as follows:

A.                                                           For the purpose of determining the Ultimate Net Loss recoverable under this Agreement, it is hereby agreed that all underlying reinsurances in effect as of the inception date of this Agreement shall at all times during the currency of this Agreement be deemed in place and in full effect whether purchased or not, whether fully subscribed or not, whether collectible or not, for any reason including, inter alia, insolvency, dispute, rescission, statute, or ruling court of law.

B.                                                             It is agreed and understood that the underlying term Quota Share reinsurance underwritten by AXA Re shall be deemed in place and in full in effect as of the inception date of this Agreement through and including December 31, 2002. It is further agreed that the application of the aggregate reinsurance limit as defined under Article V – Retention and Limit Paragraph D 3 of this underlying term Quota Share agreement shall not be considered in the calculation of the Company’s Ultimate Net Loss for this Agreement.

C.                                                             It is agreed and understood that the underlying term Quota Share reinsurance underwritten by GMAC Reinsurance Corporation and National Union Fire Insurance Company of Pittsburgh, PA. shall be deemed in place and in full in effect as of April 1, 2001 through and including June 30, 2002. It is further agreed that the application of the aggregate reinsurance limit as defined under Article XVI – Aggregate Reinsurance Limit of this underlying term Quota Share agreement shall not be considered in the calculation of the Company’s Ultimate Net Loss for this Agreement.

D.                                                            It is agreed and understood that the underlying term Quota Share reinsurance underwritten by Federal Insurance Company, Alea (Bermuda) Ltd. and National Union Fire Insurance Company of Pittsburgh, PA. shall be deemed in place and in full effect as of January 1, 2002 through and including December 31, 2004.  It is further agreed that the application of the annual reinsurance limit and aggregate reinsurance limit as defined under this underlying term Quota Share agreement shall not be considered in the calculation of the Company’s Ultimate Net Loss for this Agreement.

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4.               Article XVII – Commutation: shall be replaced in its entirety by the following:

A.                                                           Company may request commutation of all Ultimate Net Losses for both reported and unreported losses incurred under this Agreement on or after December 31, 2003, by giving Reinsurer no less than 30 days prior written notice, by certified mail, stating therein the effective commutation date.

B.                                                             As consideration for the commutation, it is agreed that the Reinsurer shall release to the Company 100% of the positive amount of the Experience Account balance computed as set forth in the EXPERIENCE ACCOUNT Article, and in no event shall the Reinsurer’s obligation exceed the amount computed therein.

C.                                                             The release of such amount by the Reinsurer to the Company constitutes a complete and final release and discharge of the Reinsurer’s liabilities and obligations, arising under or related to this Agreement, whether such liabilities and obligations are known or unknown at the time of commutation.

Nothing herein contained shall alter, vary or extend any provision or condition of this Agreement other than as above stated.

* * * * * * *

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IN WITNESS WHEREOF the parties hereto have caused this Endorsement to be executed in quadruplicate by their duly authorized representatives.

COAST NATIONAL INSURANCE COMPANY
SECURITY NATIONAL INSURANCE COMPANY
BRISTOL WEST INSURANCE COMPANY
RELIANT CASUALTY INSURANCE COMPANY

/s/ Randy Sutton

By:	Randy Sutton

	Title:	Treasurer

Date:

Attested:	Kathleen Mazotas

INTER-OCEAN REINSURANCE (IRELAND) LIMITED

/s/ Anne Finn

By:	Anne Finn

	Title:	President

Date:

Attested:	Caroline Carroll

6

DRAFT

ENDORSEMENT III

Attached to and forming part of the Aggregate Excess of Loss Reinsurance Agreement (hereinafter referred to as the “Agreement”) between COAST NATIONAL INSURANCE COMPANY, a California corporation, SECURITY NATIONAL INSURANCE COMPANY, a Florida corporation, BRISTOL WEST INSURANCE COMPANY of Philadelphia, Pennsylvania and RELIANT CASUALTY INSURANCE COMPANY of Independence Ohio (hereinafter and thereinafter collectively referred to as “Company”) and INTER-OCEAN REINSURANCE (IRELAND) LIMITED, of Dublin, Ireland (hereinafter and thereinafter referred to as “Reinsurer”).

It is hereby understood and agreed by the parties hereto that effective as respects business written on and after 12:01 a.m., Eastern Standard Time, February 5, 2002, the Agreement is hereby amended in accordance with the following:

The name of Reliant Casualty Insurance Company as indicated in the description of the “Company” in the Preamble has changed to Bristol West Casualty Insurance Company; therefore, any reference in the Agreement to “Bristol West and Reliant” shall hereinafter collectively be referred to as “Bristol West”.

Nothing herein contained shall alter, vary or extend any provision or condition of this Agreement other than as above stated.

IN WITNESS WHEREOF the parties hereto have caused this Endorsement to be executed in quadruplicate by their duly authorized representatives.

COAST NATIONAL INSURANCE COMPANY
SECURITY NATIONAL INSURANCE COMPANY
BRISTOL WEST INSURANCE COMPANY
BRISTOL WEST CASUALTY INSURANCE COMPANY

/s/ Randy Sutton

By:	Randy Sutton

	Title:	Treasurer

Date:

Attested:	Kathleen Mazotas

INTER-OCEAN REINSURANCE (IRELAND) LIMITED

/s/ Anne Finn

By:	Anne Finn

	Title:	President

Date:

Attested:	Caroline Carroll

ENDORSEMENT IV

Attached to and forming part of the Aggregate Excess of Loss Reinsurance Agreement (hereinafter referred to as the “Agreement”) between COAST NATIONAL INSURANCE COMPANY, a California corporation, SECURITY NATIONAL INSURANCE COMPANY, a Florida corporation, BRISTOL WEST INSURANCE COMPANY of Philadelphia, Pennsylvania and RELIANT CASUALTY INSURANCE COMPANY of Independence Ohio (hereinafter and thereinafter collectively referred to as “Company”) and INTER-OCEAN REINSURANCE (IRELAND) LIMITED, of Dublin, Ireland (hereinafter and thereinafter referred to as “Reinsurer”).

It is hereby understood and agreed by the parties hereto that effective as respects business written on and after 12:01 a.m., Eastern Standard Time, January 1, 2002, paragraph E has been added to Article IX – Inuring Reinsurance and shall read as follows:

A.                                   For the purpose of determining the Ultimate Net Loss recoverable under this Agreement, it is hereby agreed that all underlying reinsurances in effect as of the inception date of this Agreement shall at all times during the currency of this Agreement be deemed in place and in full effect whether purchased or not, whether fully subscribed or not, whether collectible or not, for any reason including, inter alia, insolvency, dispute, rescission, statute, or ruling court of law.

B.                                     It is agreed and understood that the underlying term Quota Share reinsurance underwritten by AXA Re shall be deemed in place and in full in effect as of the inception date of this Agreement through and including December 31, 2002. It is further agreed that the application of the aggregate reinsurance limit as defined under Article V – Retention and Limit Paragraph D 3 of this underlying term Quota Share agreement shall not be considered in the calculation of the Company’s Ultimate Net Loss for this Agreement.

C.                                     It is agreed and understood that the underlying term Quota Share reinsurance underwritten by GMAC Reinsurance Corporation and National Union Fire Insurance Company of Pittsburgh, PA. shall be deemed in place and in full in effect as of April 1, 2001 through and including June 30, 2002. It is further agreed that the application of the aggregate reinsurance limit as defined under Article XVI – Aggregate Reinsurance Limit of this underlying term Quota Share agreement shall not be considered in the calculation of the Company’s Ultimate Net Loss for this Agreement.

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D.                                    It is agreed and understood that the underlying term Quota Share reinsurance underwritten by Federal Insurance Company, Alea (Bermuda) Ltd. and National Union Fire Insurance Company of Pittsburgh, PA. shall be deemed in place and in full effect as of January 1, 2002 through and including December 31, 2004.  It is further agreed that the application of the annual reinsurance limit and aggregate reinsurance limit as defined under this underlying term Quota Share agreement shall not be considered in the calculation of the Company’s Ultimate Net Loss for this Agreement.

E.                                      It is agreed and understood that the underlying term Personal Lines Automobile Liability Excess of Loss Reinsurance Agreement, American Re-Insurance Company placement slip number: 19443-0000, underwritten by American Re-Insurance Company shall be deemed in place and full effect as of the inception date of this Agreement through and including December 31, 2001, and shall not be considered in the calculation of the Company’s Ultimate Net Loss for the 2002 and 2003 Covered Underwriting Years.

Nothing herein contained shall alter, vary or extend any provision or condition of this Agreement other than as above stated.

IN WITNESS WHEREOF the parties hereto have caused this Endorsement to be executed in quadruplicate by their duly authorized representatives.

COAST NATIONAL INSURANCE COMPANY
SECURITY NATIONAL INSURANCE COMPANY
BRISTOL WEST INSURANCE COMPANY
RELIANT CASUALTY INSURANCE COMPANY

By:

Title:

Date:

Attested:

INTER-OCEAN REINSURANCE (IRELAND) LIMITED

By:

Title:

Date:

Attested:

2

ENDORSEMENT V

Attached to and forming part of the Aggregate Excess of Loss Reinsurance Agreement (hereinafter referred to as the “Agreement”) between COAST NATIONAL INSURANCE COMPANY, a California corporation, SECURITY NATIONAL INSURANCE COMPANY, a Florida corporation, BRISTOL WEST INSURANCE COMPANY of Philadelphia, Pennsylvania and BRISTOL WEST CASUALTY INSURANCE COMPANY of Independence Ohio (hereinafter and thereinafter collectively referred to as “Company”) and INTER-OCEAN REINSURANCE (IRELAND) LIMITED, of Dublin, Ireland (hereinafter and thereinafter referred to as “Reinsurer”).

I       Effective as respects business written on and after 12:01 a.m., Eastern Standard Time, January 1, 2003, the following Articles in the Agreement are hereby amended as follows:

1.               Paragraphs A and B of Article VI – Reinsurance Limits are revised to read as follows:

A.                                   The Reinsurer shall not be liable for Ultimate Net Losses hereunder until Company’s Underwriting Year Loss and LAE Ratio exceeds the amounts set forth herein (“Company Retention”)

B.                                     The Company Retention for Underwriting Year 2003 will be equal to a 59.00% Underwriting Year Loss and LAE Ratio.

2.               Article VII – Co-Reinsurance is revised to read as follows:

A.                                   For Covered Underwriting Year 2003, the Company shall retain net for its own account the following Ultimate Net Loss amounts in excess of the Company Retention (hereinafter Company’s Co-Reinsurance Participation):

1.               10% of:

a)              The lesser of the Quota Share Loss Corridor Attachment Point or the 2003 Covered Underwriting Year Loss and LAE Ratio, less

b)             The 2003 Covered Underwriting Year Retention, multiplied by

c)              The 2003 Covered Underwriting Year NWP, plus

2.               If the 2003 Covered Underwriting Year Loss and LAE Ratio exceeds the Quota Share Loss Corridor Attachment Point, 60% of:

a)              The 2003 Covered Underwriting Year Loss and LAE Ratio, less

b)             the Quota Share Loss Corridor Attachment Point, multiplied by

c)              The 2003 Covered Underwriting Year NWP.

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For purposes of determining the Company’s Co-Reinsurance Participation, the Quota Share Loss Corridor Attachment Point shall be defined as the greater of 70% or 80% less Unallocated Loss Adjustment Expenses for Covered Underwriting Year 2003.  The definition of Unallocated Loss Adjustment Expenses shall be the same as the definition of Unallocated Loss Adjustment Expenses in the underlying term Quota Share reinsurance agreement referenced in Article IX - Inuring Reinsurance Paragraph D, of this Agreement.

Nothing herein contained shall alter, vary or extend any provision or condition of this Agreement other than as above stated.

IN WITNESS WHEREOF the parties hereto have caused this Endorsement to be executed in quadruplicate by their duly authorized representatives.

COAST NATIONAL INSURANCE COMPANY
SECURITY NATIONAL INSURANCE COMPANY
BRISTOL WEST INSURANCE COMPANY
BRISTOL WEST CASUALTY INSURANCE COMPANY

/s/ Randy Sutton

By:	Randy Sutton

Title:	CFO

Date:	4/25/03

Attested:	/s/ [ILLEGIBLE]

INTER-OCEAN REINSURANCE (IRELAND) LIMITED

/s/ Anne Finn

By:	Anne Finn

Title:	President

Date:	22nd April 2003.

Attested:	Caroline Carroll

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